Executive

Stock Option Based Incentive Program

Fiscal Year 2003

(“Incentive Program”)

Contents

A.                 Purpose

B.                   Management Participation Qualifications

C.                   Incentive Program Changes

D.                  Rules

E.                    Overall Incentive Program Concepts and Definitions

F.                    Example

G.                   Procedure

Attachment:   Letter Acknowledging Participation

A.            Purpose

The purpose of the Executive Stock Option Based Incentive Program for Fiscal Year 2003 (“Incentive Program”) is to encourage and reward performance which contributes to the Company’s growth and success.  Stock option incentives which complement base salary will be awarded to eligible Exar executives.

B.            Management Participant Qualifications

1.               Direct participation is limited to those executives who have a primary responsibility  for the operation, profits, and direction of Exar.

2.               Participation shall be recommended by the President/CEO and is subject to approval by the Compensation and Employee Option Administration Committees of the Board of Directors.

3.               Participation and the Incentive Program information divulged is considered confidential and may not be discussed to others.

C.            Incentive Program Changes

As business conditions, participants’ positions, or the Company’s needs change, the Compensation and Employee Option Administration Committees reserve the right to modify or cancel at any time this Incentive Program, with prior notice, and participants should not presume continued participation in an Incentive Program.

D.            Rules

1.               This Incentive Program is especially designed for FY 2003.  Participants in previous year(s) are not automatically included in subsequent years.  A number of factors may change from year to year, such as: business conditions, individual employee contribution, criticality of certain positions, etc.

2.               The President/CEO will make incentive stock option recommendations for all participants, other than himself, to be submitted to the Compensation and Employee Option Administration Committees for final approval.

3.               The Compensation and Employee Option Administration Committees will have final authority and determination for the number of incentive stock options awarded under the terms of this Incentive Program, including to the President/CEO.

4.               Inclusion in the Incentive Program does not constitute a guarantee of employment, or specific award of future stock options.

E.              Overall Incentive Program Concepts and Definitions

1.               Base Salary:  Projected base salary as of March 31, 2002.

2.               Target Cash Incentive: A percentage of the projected base salary used to calculate the stock option award, as determined by the Compensation Committee.

3.               Stock Option Award:  The basis for the number of options awarded will be calculated using the employee’s Target Cash Incentive, divided by an estimated gain per share of $10.   The final number of stock options awarded may be adjusted at the discretion of the President/CEO and with the approval of the Compensation and Employee Option Administration Committees of the Board of Directors. Options granted are “non-qualified” and therefore subject to applicable taxes at the time of exercise.

4.               Stock Option Price:  $22.925 per share (fair market value of Exar stock as of December 5, 2001).

5.               Option Grant Date:  December 5, 2001.

6.               Vesting Schedule:  Stock options granted for this Incentive Program will vest in equal amounts over a twelve month period beginning April 5, 2002 and ending March 5, 2003.

7.               Expiration of Grant:  Seven (7) years from the date of grant, or three (3) months from the participant’s date of termination, whichever is sooner.

F.              Example

Employee projected base salary on 3/31/02	$200,000
Target Cash Incentive @ 35%	$70,000
Estimated gain per share	$10

Stock Option Award:

$70,000	=	7,000 options (may be modified by Board of Directors)
$10

G.            Procedure

Employees selected for inclusion in the Incentive Program will be notified in writing and provided a copy of the Incentive Program.  Any changes in the Incentive Program or the measurement criteria must be approved in writing by the Compensation and Employee Option Administration Committees.

Participants are eligible to exercise their options at any time once they are vested, subject to insider trader rules.

Attachment

I acknowledge receiving a copy of the “Executive Stock Option Based Incentive Program.”  I have read and understand the terms of this Incentive Program, and also understand that this Incentive Program neither constitutes a contract of employment nor a representation as to my future earnings or award of stock options.  The Letter of Notification and the Incentive Program constitute the entire agreement and supersede any prior written and oral agreements with respect to the Stock Option Awards under the Incentive Program.  Further, I understand that the Compensation and Employee Option Administration Committees of the Board of Directors have the sole discretionary authority for interpreting the provisions of the Incentive Program and approving eligibility.

Employee Name (Please Print)

Employee Signature

Date